UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.03 RECEIVERSHIP

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 8.01 OTHER EVENTS

On November 21, 2019, the prior Temporary Restraining Order issued on October 19, 2019 at our Eastman, GA property, was superseded by an Order Appointing Receiver requested by the Company’s subsidiary Dodge NH, LLC. Under the Order, a Receiver designated by us and approved by the Court will oversee the operations at the facility. This Order will mitigate any potential disruption to the facility’s ongoing operations in light of the various disputes between the Company and the former operator, Eastman Healthcare & Rehab LLC, an affiliate of Cadence Healthcare Solutions, LLC. Over the coming months, the Company will evaluate its best options to exit the receivership and transfer operations to a new operator under our control.

On December 1, 2019, the Operations Transfer Agreement (“OTA”) between the receiver at our Southern Hills SNF and Southern Hills Rehab Center, LLC, a wholly owned subsidiary of the Company, was deemed complete by the Oklahoma State Department of Health. Southern Hills Rehab Center, LLC now holds the license for the 106 bed skilled nursing home and the Company will begin consolidating operations onto its financial statements going forward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: December 2, 2019	/s/ Zvi Rhine
Zvi Rhine, President